Exhibit 99.1

Selective Reports Third Quarter 2026 Results

Net Income per Diluted Common Share of $2.11 and Non-GAAP Operating Income1 per
Diluted Common Share of $2.37;
Return on Common Equity ("ROE") of 15.1% and Non-GAAP Operating ROE1 of 16.9%

Quarterly Dividend Increased 12%; New $200 Million Share Repurchase Program Authorized

In the third quarter of 2026:

•The GAAP combined ratio was 96.8%, compared to 98.6% in the third quarter of 2025;
•Net premiums written ("NPW") decreased 7% from the third quarter of 2025;
•After-tax net investment income was $127 million, up 16% from the third quarter of 2025;
•Book value per common share was $55.02, down 5% from last quarter, primarily due to higher interest rates; and
•Adjusted book value per common share¹ was $62.00, up 2% from last quarter.

Short Hills, NJ - October 22, 2026 - Selective Insurance Group, Inc. (Nasdaq: SIGI) reported financial results for the third quarter ended September 30, 2026, with net income per diluted common share of $2.11 and non-GAAP operating income1 per diluted common share of $2.37. ROE was 15.1% and non-GAAP operating ROE1 was 16.9%.

“Operating ROE was 16.9% in the quarter, with excellent investment income and improved underwriting performance, led by a lower loss ratio. These results reflect our disciplined underwriting approach and continued progress to improve profitability,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

For the quarter, Selective's combined ratio was 96.8%. Catastrophe losses were 5.4 points, and there was no prior year casualty reserve development at the segment or line of business level. NPW decreased 7% from a year ago driven by an 8% decrease in Standard Commercial Lines. Renewal pure price increases averaged 5.6%. Net investment income increased 16% from a year ago, to $127 million after-tax, generating 15.2 points of annualized ROE in the quarter.

“We remain focused on maintaining underwriting and pricing rigor in a competitive marketplace. This includes executing targeted pricing actions, improving the quality and mix of our portfolio, and remaining disciplined in our approach to new business growth. These actions have affected near-term premium growth, but we believe improving our portfolio's mix and profitability are the foundation for sustainable, profitable growth over time. We are increasingly leveraging data and technology to enhance underwriting and claims decision-making, increase operational effectiveness, and amplify the expertise of our employees. These investments strengthen our ability to consistently deliver value to customers, distribution partners, shareholders, and employees,” continued Mr. Marchioni.

“During the quarter, we returned 63% of after-tax net income through our regular dividend and $55 million of opportunistic share repurchases. Our strong capital position provides the flexibility to invest in attractive growth opportunities, maintain a competitive dividend, and return capital to shareholders. Based on the strength of our balance sheet and operating results, we increased our quarterly dividend by 12% to $0.48 per share, marking our thirteenth consecutive annual increase. The Board of Directors also approved a new $200 million share repurchase authorization, adding to the $53 million remaining on our existing authorization as of September 30, 2026. This reinforces our disciplined approach to capital management and commitment to long-term shareholder value,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2026		2025			2026		2025
Net premiums written	$1,122.8		1,207.9	(7)%		$3,569.0		3,737.0	(4)%
Net premiums earned	1,180.2		1,204.7	(2)		3,612.9		3,551.5	2
Net investment income earned	160.5		138.7	16		453.0		387.3	17
Net realized and unrealized gains (losses), pre-tax	(19.4)		8.1	(341)		(15.8)		12.5	(227)
Total revenues	1,326.3		1,360.1	(2)		4,072.3		3,972.0	3
Net underwriting income (loss), after-tax	29.5		13.2	124		65.6		47.3	39
Net investment income, after-tax	127.3		110.0	16		359.6		307.0	17
Net income (loss) available to common stockholders	126.4		113.0	12		348.8		304.3	15
Non-GAAP operating income (loss)[1]	141.7		106.7	33		361.3		294.4	23
Combined ratio	96.8%		98.6	(1.8)	pts	97.7%		98.3	(0.6)	pts
Loss and loss expense ratio	64.6		67.9	(3.3)		66.2		67.2	(1.0)
Underwriting expense ratio	32.1		30.6	1.5		31.4		31.0	0.4
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.1	—
Net catastrophe losses	5.4	pts	2.1	3.3		5.8	pts	4.2	1.6
Non-catastrophe property losses and loss expenses	13.1		14.1	(1.0)		13.9		14.7	(0.8)
(Favorable) unfavorable prior year reserve development on casualty lines	—		3.3	(3.3)		—		2.5	(2.5)
Current year casualty loss costs	46.1		48.4	(2.3)		46.5		45.8	0.7
Net income (loss) available to common stockholders per diluted common share	$2.11		1.85	14%		$5.80		4.97	17%
Non-GAAP operating income (loss) per diluted common share[1]	2.37		1.75	35		6.01		4.81	25
Weighted average diluted common shares	59.9		61.0	(2)		60.2		61.2	(2)
Book value per common share	$55.02		54.46	1		$55.02		54.46	1
Adjusted book value per common share[1]	62.00		55.83	11		62.00		55.83	11

Overall Insurance Operations

In the third quarter, overall NPW decreased 7%, as we continued to implement rate and non-rate actions to enhance underwriting profitability. Average renewal pure price increased 5.6%. Our combined ratio was 96.8%, 1.8 points better than a year ago, primarily due to a lower loss and loss expense ratio, partially offset by a higher underwriting expense ratio. There was no prior year casualty reserve development in the third quarter at the segment or line of business level, compared to 3.3 points of unfavorable prior year reserve development a year ago.

Overall, insurance segment performance generated 3.5 points of ROE in the third quarter of 2026, up 1.9 points from the third quarter of 2025.

Standard Commercial Lines Segment

In the third quarter, Standard Commercial Lines premiums, which account for 77% of total NPW, decreased 8% from a year ago driven by targeted retention actions and lower new business. Average renewal pure price increases were 5.7% and retention was 82%, reflecting granular actions to improve our profitability by driving higher renewal retention on our best-performing business and meaningfully lower retention on poorer-performing business. The third quarter combined ratio was 97.9%, 3.2 points better than a year ago, primarily due to a lower loss and loss expense ratio, partially offset by a higher underwriting expense ratio.

There was no prior year casualty reserve development in the current year quarter.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Commercial Lines Segment	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2026		2025			2026		2025
Net premiums written	$867.5		940.8	(8)%		$2,821.7		2,962.0	(5)%
Net premiums earned	927.1		947.3	(2)		2,854.9		2,797.1	2
Combined ratio	97.9%		101.1	(3.2)	pts	99.1%		100.1	(1.0)	pts
Loss and loss expense ratio	64.7		69.5	(4.8)		66.8		68.1	(1.3)
Underwriting expense ratio	33.1		31.5	1.6		32.2		31.9	0.3
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.1	—
Net catastrophe losses	4.6	pts	1.6	3.0		5.2	pts	3.1	2.1
Non-catastrophe property losses and loss expenses	11.6		12.5	(0.9)		12.5		13.6	(1.1)
(Favorable) unfavorable prior year reserve development on casualty lines	—		3.7	(3.7)		—		2.9	(2.9)
Current year casualty loss costs	48.5		51.7	(3.2)		49.1		48.5	0.6

Standard Personal Lines Segment

In the third quarter, Standard Personal Lines premiums, which represent 9% of total NPW, declined 8%. Renewal pure price was 8.1% and retention was 80%. The third quarter 2026 combined ratio decreased 6.9 points from a year ago, to 103.2%, driven by a lower loss and loss expense ratio, partially offset by a higher underwriting expense ratio. Higher catastrophe losses in the quarter were offset by lower non-catastrophe property losses.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Personal Lines Segment	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2026		2025			2026		2025
Net premiums written	$96.0		104.2	(8)%		$280.0		302.2	(7)%
Net premiums earned	95.3		101.5	(6)		293.0		307.6	(5)
Combined ratio	103.2%		110.1	(6.9)	pts	97.1%		99.9	(2.8)	pts
Loss and loss expense ratio	77.1		88.0	(10.9)		72.3		76.7	(4.4)
Underwriting expense ratio	26.1		22.1	4.0		24.8		23.2	1.6
Net catastrophe losses	19.2	pts	12.0	7.2		14.8	pts	11.0	3.8
Non-catastrophe property losses and loss expenses	32.2		39.3	(7.1)		31.1		34.0	(2.9)
Unfavorable prior year reserve development on casualty lines	—		4.9	(4.9)		—		3.3	(3.3)
Current year casualty loss costs	25.7		31.8	(6.1)		26.4		28.4	(2.0)

Excess and Surplus Lines Segment

For the third quarter, Excess and Surplus Lines premiums, which represent 14% of total NPW, declined 2% from the prior-year period, with average renewal pure price increases of 1.5%. The third quarter 2026 combined ratio was 86.5%, compared to 76.2% in the prior-year period, reflecting normal period-to-period variability associated with property losses.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Excess and Surplus Lines Segment	Quarter Ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2026		2025			2026		2025
Net premiums written	$159.3		162.9	(2)%		$467.3		472.8	(1)%
Net premiums earned	157.8		155.9	1		465.0		446.8	4
Combined ratio	86.5%		76.2	10.3	pts	89.3%		85.9	3.4	pts
Loss and loss expense ratio	56.4		46.1	10.3		58.8		55.3	3.5
Underwriting expense ratio	30.1		30.1	—		30.5		30.6	(0.1)
Net catastrophe losses	2.1	pts	(1.5)	3.6		3.5	pts	6.5	(3.0)
Non-catastrophe property losses and loss expenses	10.6		7.0	3.6		11.6		8.4	3.2
(Favorable) prior year reserve development on casualty lines	—		—	—		—		—	—
Current year casualty loss costs	43.7		40.6	3.1		43.7		40.4	3.3

Investments Segment

For the third quarter, after-tax net investment income was $127 million, up 16% from a year ago. The after-tax income yield averaged 4.4% for both the fixed income securities portfolio and the overall portfolio. With invested assets per dollar of common stockholders' equity of $3.54 as of September 30, 2026, net investment income generated 15.2 points of annualized ROE.

Investments Segment	Quarter Ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2026	2025			2026	2025
Net investment income earned, after-tax	$127.3	110.0	16%		$359.6	307.0	17%
Net investment income per common share	2.13	1.80	18		5.98	5.02	19
Effective tax rate	20.7%	20.7	—	pts	20.6%	20.7	(0.1)	pts
Average yields:
Portfolio:
Pre-tax	5.6	5.1	0.5		5.3	5.0	0.3
After-tax	4.4	4.1	0.3		4.2	4.0	0.2
Fixed income securities:
Pre-tax	5.6%	5.2	0.4	pts	5.5%	5.2	0.3	pts
After-tax	4.4	4.1	0.3		4.4	4.1	0.3
Annualized ROE contribution	15.2	13.6	1.6		14.2	13.2	1.0

Balance Sheet

$ in millions, except per share data	September 30, 2026	December 31, 2025	Change
Total assets	$15,711.1	15,155.7	4%
Total investments	11,486.7	11,302.4	2
Long-term debt	901.5	901.9	—
Stockholders’ equity	3,445.7	3,609.0	(5)
Common stockholders' equity	3,245.7	3,409.0	(5)
Invested assets per dollar of common stockholders’ equity	3.54	3.32	7
Net premiums written to policyholders' surplus	1.25	1.36	(8)
Book value per common share	55.02	56.74	(3)
Adjusted book value per common share[1]	62.00	57.91	7
Debt to total capitalization	20.7%	20.0%	0.7	pts

During the first nine months of 2026, book value per common share decreased by $1.72, or 3%, primarily due to a $5.80 increase in after-tax net unrealized losses on our fixed income securities portfolio and $1.29 in common stockholder dividends, partially offset by $5.80 of net income per diluted common share. The increase in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by higher interest rates. In the third quarter of 2026, the Company repurchased $55 million, or 587,229 shares, of common stock at an average price of $93.66.

Selective's Board of Directors also declared:

•    A quarterly cash dividend on common stock of $0.48 per common share payable on December 1, 2026, to holders of record as of November 16, 2026; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on December 15, 2026, to holders of record as of November 30, 2026.

Guidance
For 2026, our full-year expectations are as follows:

•A GAAP combined ratio of 96.5% to 97.5%, including net catastrophe losses of 5.5 points. Our combined ratio estimate assumes no prior year casualty reserve development, as we record our best estimate each quarter. We do not make assumptions about future reserve development;
•After-tax net investment income of $490 million, up from prior guidance of $480 million;
•An overall effective tax rate of 21.5%; and
•Weighted average shares of 59.9 million on a fully diluted basis, reflecting the shares repurchased in the first nine months of 2026 and assuming no additional repurchases under our share repurchase authorization.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:00 AM ET, on Friday, October 23, 2026, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on November 20, 2026.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors including listing in Forbes Best Midsize Employers and certification for seven consecutive years as a Great Place to Work®.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors because the timing of realized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter Ended September 30,		Year-to-Date September 30,
	2026	2025	2026	2025
Net income (loss) available to common stockholders	$126.4	113.0	348.8	304.3
Net realized and unrealized investment (gains) losses included in net income, before tax	19.4	(8.1)	15.8	(12.5)
Tax on reconciling items	(4.1)	1.7	(3.3)	2.6
Non-GAAP operating income (loss)	$141.7	106.7	361.3	294.4

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter Ended September 30,		Year-to-Date September 30,
	2026	2025	2026	2025
Net income (loss) available to common stockholders per diluted common share	$2.11	1.85	5.80	4.97
Net realized and unrealized investment (gains) losses included in net income, before tax	0.32	(0.13)	0.26	(0.20)
Tax on reconciling items	(0.06)	0.03	(0.05)	0.04
Non-GAAP operating income (loss) per diluted common share	$2.37	1.75	6.01	4.81

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter Ended September 30,		Year-to-Date September 30,
	2026	2025	2026	2025
Return on Common Equity	15.1%	14.0	13.8	13.0
Net realized and unrealized investment (gains) losses included in net income, before tax	2.3	(1.0)	0.6	(0.5)
Tax on reconciling items	(0.5)	0.2	(0.1)	0.1
Non-GAAP Operating Return on Common Equity	16.9%	13.2	14.3	12.6

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter Ended September 30,		Year-to-Date September 30,
	2026	2025	2026	2025
Book value per common share	$55.02	54.46	55.02	54.46
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	8.84	1.73	8.84	1.73
Tax on reconciling items	(1.86)	(0.36)	(1.86)	(0.36)
Adjusted book value per common share	$62.00	55.83	62.00	55.83

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this press release, including information incorporated by reference, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor for forward-looking statements under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include our expectations, intentions, beliefs, projections, estimates, or forecasts regarding future events or financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our actual results, activity levels, or performance to differ materially from those expressed or implied in the forward-looking statements. In some cases, forward-looking statements may be identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “project,” “predict,” “potential,” “pro forma,” “seek,” “target,” “continue,” "outlook," "guidance," "forecast," "goal," "likely," or the negative of such terms or other variations or similar expressions. Our forward-looking statements are only predictions; we cannot guarantee that any stated expectation will occur or prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms, conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Geopolitical developments, including ongoing wars and conflicts such as the recent military conflict in the Middle East, which have contributed to volatility in global energy markets, international shipping activity, and financial markets, and may exacerbate inflationary pressures, supply chain disruption, and insurance loss costs;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com